EXHIBIT 99.1

Sussex Bancorp	Candace Leatham
399 Route 23	Executive Vice President
Franklin, NJ 07416	& Treasurer
973-827-2914

FOR IMMEDIATE RELEASE

SUSSEX BANCORP ANNOUNCES SECOND QUARTER 2006 EARNINGS
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DECLARES QUARTERLY CASH DIVIDEND OF $0.07 PER SHARE

FRANKLIN, NEW JERSEY - July 20, 2006- Sussex Bancorp ( AMEX: “SBB”) today announced its financial results for the second quarter ending June 30, 2006.

For the quarter ended June 30, 2006, the Company earned net income of $652,000 compared to net income of $666,000 reported for the second quarter of 2005. For the six months ended June 30, 2006, the Company earned net income of $1,248,000, an increase of $62,000, or 5.2%, from the $1,186,000 earned for the same period last year. Basic earnings per share for the three and six months ended June 30, 2006 were $0.21 and $0.40 respectively, compared to $0.21 and $0.38 for the respective comparable periods of 2005. Diluted earnings per share were $0.20 and $0.39 respectively for the three and six months ended June 30, 2006, compared to $0.21 and $0.37 in the respective comparable periods of 2005. While the Company’s net interest income and other income both increased in the three and six month periods ended June 30, 2006 compared to the prior year, the Company incurred increases in its other expenses related to its acquisition of a new office in Port Jervis, New York on March 24 and additional consulting fees and other expenses associated with preparing for compliance with Sarbanes-Oxley section 404.

The Company’s net interest income increased to $3,051,000 for the quarter ended June 30, 2006 from $2,742,000 for the second quarter of 2005. The Company’s interest income increased to $4,876,000 for the quarter ended June 30, 2006 from $3,684,000 for the second quarter of 2005. The Company’s interest expense increased to $1,825,000 for the three months ended June 30, 2006 from $942,000 for the second quarter of 2005. For the six months ended June 30, 2006, the Company’s net interest income increased to $5,966,000 from the $5,378,000 earned for the same period last year. For the six months ended June 30, 2006, the Company’s interest income increased to $9,457,000 from $7,107,000 for the period ended June 30, 2005. The Company’s total deposits increased to $277.3 million at June 30, 2006 from $236.3 million at June 30, 2005. At June 30, 2006 the Company had total assets of $331.3 million, compared to total assets of $290.4 million at June 30, 2005.

The loan loss provision for the second quarter was $229,000 compared to $206,000 for the same period last year. The Company’s total loans increased $57.8 million to $244.1 million at June 30, 2006 from $186.3 million at June 30, 2005.

The Company also experienced increases in non-interest income in both the current quarter and year to date periods compared to 2005. The Company reported non-interest income of $1,369,000 and $2,660,000 for the current three and six month periods, respectively, compared to non-interest income of $1,324,000 and $2,425,000 for the three and six month periods ending June 30, 2005. For the three and six month periods ending June 30, 2006, $348,000 and $668,000, respectively, of the non-interest income represented service charges on deposit accounts. Insurance commissions for the three and six month periods ended June 30, 2006 were $688,000 and $1,421,000, respectively.

The Company’s other expenses increased in the three and six month periods of 2006 compared to the prior year periods. For the three month period ending June 30, other expenses increased by $307 thousand, or 10.5%, while other expenses increased by $533 thousand, or 9.2%, for the six months ended June 30, 2006 compared to the prior year periods. On March 24th the bank purchased a branch of NBT Bank in Port Jervis, New York. The increases in other expenses related to increases in salaries and employee benefits, occupancy expenses from the addition of Port Jervis branch and professional fees increased in relations to cost attributable to Sarbanes Oxley 404.

Sussex Bancorp also announced that it’s Board of Directors declared a cash dividend of $0.07 per share, payable on August 28, 2006 to shareholders of record as of August 4, 2006.

Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and branch offices in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis, New York and for the Tri-State Insurance Agency, Inc., a full service insurance agency located in Sussex County, New Jersey.

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

ASSETS	June 30, 2006	June 30, 2005	December 31, 2005
	(unaudited)	(unaudited)

Cash and due from banks	$10,442	$14,186	$11,395
Federal funds sold	2,670	2,195	13,385
Cash and cash equivalents	13,112	16,381	24,780

Interest bearing time deposits with other banks	100	500	500
Securities available for sale	57,814	72,652	61,180
Federal Home Loan Bank Stock, at cost	964	700	1,025

Loans receivable, net of unearned income	244,061	186,278	211,335
Less: allowance for loan losses	3,040	2,158	2,615
Net loans receivable	241,021	184,120	208,720

Premises and equipment, net	6,909	5,830	6,619
Accrued interest receivable	1,497	1,567	1,778
Other assets	9,842	8,696	8,580

Total Assets	$331,259	$290,446	$313,182

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$34,234	$36,719	$39,148
Interest bearing	243,063	199,613	217,699
Total Deposits	277,297	236,332	256,847

Borrowings	13,276	14,000	16,300
Accrued interest payable and other liabilities	2,077	2,365	1,956
Junior subordinated debentures	5,155	5,155	5,155

Total Liabilities	297,805	257,852	280,258

Total Stockholders' Equity	33,454	32,594	32,924

Total Liabilities and Stockholders' Equity	$331,259	$290,446	$313,182

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
INTEREST INCOME
Loans receivable, including fees	$4,217	$2,869	$8,030	$5,489
Securities:
Taxable	349	433	702	880
Tax-exempt	259	299	520	592
Federal funds sold	46	79	195	119
Interest bearing deposits	5	4	10	27
Total Interest Income	4,876	3,684	9,457	7,107

INTEREST EXPENSE
Deposits	1,548	695	2,920	1,273
Borrowings	168	161	359	292
Junior subordinated debentures	109	86	212	164
Total Interest Expense	1,825	942	3,491	1,729

Net Interest Income	3,051	2,742	5,966	5,378
PROVISION FOR LOAN LOSSES	229	206	445	341
Net Interest Income after Provision for Loan Losses	2,822	2,536	5,521	5,037

OTHER INCOME
Service fees on deposit accounts	348	315	668	551
ATM and debit card fees	97	86	179	169
Insurance commissions and fees	688	622	1,421	1,217
Investment brokerage fees	88	66	140	130
Other	148	235	252	358
Total Other Income	1,369	1,324	2,660	2,425

OTHER EXPENSES
Salaries and employee benefits	1,756	1,609	3,395	3,203
Occupancy, net	259	233	530	488
Furniture, equipment and data processing	297	271	575	522
Stationary and supplies	45	40	96	88
Professional fees	167	134	345	249
Advertising and promotion	145	150	330	266
Insurance	46	46	104	88
Postage and freight	60	45	112	90
Amortization of intangible assets	40	63	73	127
Other	414	331	798	704
Total Other Expenses	3,229	2,922	6,358	5,825

Income before Income Taxes	962	938	1,823	1,637
PROVISION FOR INCOME TAXES	310	272	575	451
Net Income	$652	$666	$1,248	$1,186

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
Six Months Ended June 30, 2006 and 2005
(Dollars In Thousands)

(dollars in thousands)	2006			2005
	Average		Average	Average		Average
Earning Assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$24,171	$708	5.91%	$27,749	$845	6.14%
Taxable	35,752	702	3.96%	47,954	880	3.70%
Total securities	59,923	1,410	4.74%	75,703	1,725	4.60%
Total loans receivable (4)	227,472	8,030	7.12%	169,676	5,489	6.52%
Other interest-earning assets	9,083	205	4.55%	11,098	146	2.64%
Total earning assets	296,478	$9,645	6.56%	256,477	$7,360	5.79%

Non-interest earning assets	25,213			23,813
Allowance for loan losses	(2,804)			(2,051)
Total Assets	$318,887			$278,239

Sources of Funds:
Interest bearing deposits:
NOW	$52,470	$500	1.92%	$42,573	$124	0.59%
Money market	27,873	511	3.70%	21,143	199	1.90%
Savings	49,171	206	0.84%	65,214	226	0.70%
Time	91,556	1,703	3.75%	62,039	724	2.35%
Total interest bearing deposits	221,070	2,920	2.66%	190,969	1,273	1.34%
Borrowed funds	14,786	359	4.83%	12,484	292	4.65%
Junior subordinated debentures	5,155	213	8.20%	5,155	164	6.32%
Total interest bearing liabilities	241,011	$3,491	2.92%	208,608	$1,729	1.67%

Non-interest bearing liabilities:
Demand deposits	42,561			36,295
Other liabilities	1,965			1,451
Total non-interest bearing liabilities	44,526			37,746
Stockholders' equity	33,351			31,885
Total Liabilities and Stockholders' Equity	$318,887			$278,239

Net Interest Income and Margin (5)		$6,154	4.19%		$5,631	4.43%

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets